Exhibit 10.1

EXECUTION COPY

LIMITED CONSENT AND AMENDMENT AGREEMENT

This Limited Consent and Amendment Agreement (the “Agreement”), dated as of September 8, 2026, is by and between SRX Global Inc., a Delaware corporation (the “Company”), and the holder identified on the signature page hereto (the “Holder”).

R E C I T A L S

A. Reference is made to (i) that certain Securities Purchase Agreement, dated as of August 27, 2026 (as amended, the “Securities Purchase Agreement”), by and among the Company and the Holder (in such capacity, the “Buyer”), pursuant to which, among other things, the Buyers purchased 3,579 shares of the Company’s Series C convertible preferred stock, par value $0.001 per share (the “Series C Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of $2.825 million; and (ii) the Certificate of Designations, filed by the Company with the Secretary of State of the State of Delaware on August 27, 2026, which designated the Series C Preferred Stock as a new series of the Company’s authorized and unissued preferred stock (the “COD”) (capitalized terms used and not otherwise defined herein shall have the meaning given in the Securities Purchase Agreement or the COD, as applicable).

B. Pursuant to (i) Section 4(r) of the Securities Purchase Agreement , the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Buyer, (ii) Section 13(d) of the COD, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock, without the written consent of the Required Holders (as defined in the COD) and (iii) Section 16(d) of the COD, the Company shall not purchase, repurchase or redeem any shares of Junior Stock (as defined in the COD) without the prior written consent of the Required Holders.

C. The Company desires to maintain a stock repurchase plan under which the Company may repurchase up to the lesser of 10,000,000 shares of Common Stock or 50% of the issued and outstanding Common Stock at any given time, for an aggregate purchase price not to exceed $20,000,000, during the period ending July 7, 2027 (the “Repurchase Plan”).

D. Pursuant to Section 9(e) of the Securities Purchase Agreement, the Company and the Buyers may amend or waive certain terms of the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Holder agree as follows:

A G R E E M E N T

1. Limited Consents. Effective as of the Effective Time (as defined below), the Holder (i) in its capacity as the Buyer, hereby consents to the Repurchase Plan pursuant to Section 4(r) of the Securities Purchase Agreement (the “SPA Limited Consent”) and (ii) in its capacity as the Required Holder, hereby consents to the Repurchase Plan pursuant to Sections 13(d) and 16(d) of the COD (the “COD Limited Consents” and together with the SPA Limited Consent, the “Limited Consents”), in each case, solely with respect the Repurchase Plan and not with respect to any other purchase, repurchase or redemption of securities of the Company. For the avoidance of doubt, the Holder, in its capacity as the Buyer and its capacity as the Required Holder, hereby acknowledges and agrees that, after giving effect to the Limited Consents, (i) any term or condition of any Transaction Document that would otherwise restrict or prohibit the Repurchase Plan shall be deemed waived and (ii) the consummation of the Repurchase Plan shall not constitute a breach or event of default under any of the Transaction Documents.

2. Amendment. Effective as of the Effective Time, the Holder, in its capacity as the Buyer, and the Company agree to amend the Securities Purchase Agreement as follows:

2.1 Section 9(e) of the Securities Purchase Agreement is hereby amended to add the following sentence after the last sentence thereof:

“Required Holders” means (x) [●] so long as [●] holds any Securities or has the right to acquire any Securities hereunder (or any Common Stock Equivalents issued in exchange for any of the foregoing), or (y) thereafter, holders of a majority of the Registrable Securities as of such time (excluding any Registrable Securities held by the Company or any of its Subsidiaries as of such time) issued or issuable hereunder or pursuant to the Certificate of Designations.

2.2 The defined term “Transaction Document” in the Securities Purchase Agreement is hereby amended to include this Agreement.

3. No Implied Waiver or Consent. Except for the Limited Consents and the amendments set forth in Section 2, nothing herein shall be deemed to be a consent to, amendment of or waiver of any covenant or agreement contained in the Transaction Documents, and all provisions contained in the such agreements shall remain in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Effective Time all references in the Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

4. Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

5. Effective Time. This Agreement shall be deemed to be effective (the “Effective Time”) upon the due execution and delivery by the Company and the Holder of this Agreement.

6. Fees and Expenses. The Company shall reimburse [•] (counsel to the Holder) in an aggregate non-accountable amount of $5,000 for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

7. Disclosure. On or before 9:00 a.m., New York City time, on the first (1st) Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing any material non-public information the Company may have provided to the undersigned in relation to this Agreement or otherwise in the form required by the 1934 Act and attaching this Agreement as exhibits to such filing (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the undersigned shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the undersigned or any of its affiliates on the other hand, has terminated as of the date hereof and is of no further force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any undersigned with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the undersigned. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any undersigned without the undersigned’s consent, the Company hereby covenants and agrees that the undersigned shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the undersigned will rely on the foregoing representations in effecting transactions in securities of the Company.

8. Miscellaneous. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY

SRX GLOBAL INC.

By:
Name:	Carolina Martinez
Title:	Chief Financial Officer

REQUIRED HOLDER

[●]

By:
Name:	[●]
Title:	Authorized Person

[Signature Page to Limited Waiver and Consent Agreement]